Exhibit 10.14

Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan Terms and Conditions of Awards

November 26, 2024

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

Introduction
The following describes the terms and conditions of the Awards granted under the Embecta Corp. Long-Term Incentive Program. All Awards are subject to the terms of the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan (referred to herein as the “Plan”), the terms of which are hereby incorporated by reference.
These terms and conditions should be read together with the Plan and the related Prospectus that accompany this document. The Prospectus includes important information, including the U.S. federal tax consequences of the Awards. In the event of any inconsistency between these terms and conditions and the terms of the Plan, the terms of the Plan will control. Any capitalized term used in these terms and conditions that is not defined will have the same meaning as in the Plan.
Performance Units
1.Awards. Each Performance Unit (“PSU”) represents the right to receive Shares upon vesting. A Performance Unit Award is denominated in terms of a target number of Shares. Each PSU represents one Share. The actual number of Shares, if any, issuable under the Award will be based on how the Company performs against the performance targets described below during the Performance Period (as defined below), as determined by the Committee.
2.Vesting Period. Except as provided below, PSUs will vest on the third anniversary of the grant date.
3.Performance Period. The performance period applicable to the PSUs is the period beginning on [●] and ending on [●] (the “Performance Period”).
4.Performance Measures. The performance measures for the PSUs are set forth on Exhibit A attached hereto.
5.Calculation of Shares Issuable. To determine the number of Shares issuable under an Award of PSUs, a Payout Factor (as defined in Exhibit A) will be calculated, based on the satisfaction of the performance measures and formula set forth on Exhibit A attached hereto. The number of Shares issuable will be equal to the Payout Factor multiplied by the number of PSUs outstanding on [●].
6.Dividend Equivalent Rights. Each award will be granted in tandem with dividend equivalent rights, pursuant to which you will be credited, each time the Company pays a dividend on its common stock, with a number of PSUs (rounded up to the nearest whole number) determined by dividing the dividends that would be paid on the number of Shares

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933

Embecta Corp.

2

underlying the Award (plus the Shares underlying any additional PSUs credited to you pursuant to dividend equivalent rights) by the closing price of the Company's common stock on the dividend payment date, as reported on the Nasdaq Global Select Market. These additional PSUs will be included in the Calculation of Shares Issuable (as defined in Exhibit A).
7.Termination of Employment. The following provisions will apply in the event of your Separation from Service with the Company.
(a)Voluntary Resignation or Termination for Cause. In the event of your voluntarily resignation of employment with the Company (other than your qualifying Retirement) or your employment with the Company is terminated for Cause prior to completion of the three-year vesting period, you will forfeit your PSU Award.
(b)Retirement or Involuntary Termination Without Cause. In the event of your qualifying Retirement or involuntary termination of employment by the Company without Cause prior to the completion of the three-year vesting period, you will vest in a pro rata amount of the Award’s Share target, based on the portion of the vesting period that you were employed by the Company.
(c)Death or Disability. Upon your death or Separation from Service due to your qualifying Disability prior to the completion of the three-year vesting period, the Award will become vested with respect to a pro rata amount of the Award’s Share target based on the portion of the vesting period that you were employed by the Company. In certain cases of qualifying Disability, however, the distribution of the Shares will be deferred until the completion of the vesting period.
8.Distribution of Shares. Any shares that are issuable under a PSU Award will be distributed as soon as practicable following vesting and, if applicable, the Committee’s determination of the satisfaction of the performance measures.
Time-Vested Restricted Stock Units
1.Rights of Holder. Each Time-Vested Restricted Stock Unit (“TVU”) entitles you to receive one Share upon the vesting of the TVU.
2.Vesting Period. Except as provided below, a TVU Award will vest in three annual installments, beginning on the first anniversary of the grant date.
3.Dividend Equivalent Rights. Each Award will be granted in tandem with dividend equivalent rights, pursuant to which you will be credited, each time the Company pays a dividend on its common stock, with a number of TVUs (rounded up to the nearest whole number) determined by dividing the dividends that would be paid on the number of

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933

Embecta Corp.

3

Shares underlying the Award (plus the Shares underlying any additional TVUs credited to you pursuant to dividend equivalent rights) by the closing price of the Company's common stock on the dividend payment date, as reported on the Nasdaq Global Select Market.
4.Termination of Employment. The following provisions will apply in the event of your Separation from Service with the Company.
(a)Involuntary Termination Without Cause, Voluntary Resignation or Termination for Cause. In the event of your involuntary termination of employment by the Company without Cause, voluntary resignation of employment with the Company (other than your qualifying Retirement) or termination of employment by the Company for Cause, you will forfeit any unvested TVUs.
(b)Retirement, Death or Disability. In the event of your Separation from Service due to your qualifying Retirement, death or qualifying Disability, any unvested TVUs will become fully vested.
5.Distribution of Shares. Any Shares that are issuable under a TVU Award will be distributed as soon as practicable following vesting. However, if your employment is terminated prior to a scheduled vesting date due to your qualifying Retirement or qualifying Disability and you were a specified employee at the end of the prior calendar year, the distribution of the Award may be delayed for a period of six months following your Separation from Service.
Withholding Taxes
As authorized by the Plan, the Company may withhold from any distribution of Shares under any Award a sufficient number of whole Shares to provide for the payment of any taxes and other authorized deductions required to be withheld with respect to such distribution.
Administration of the Plan
Any Shares that become distributable to you under an Award will be deposited in an account maintained for you with Morgan Stanley. While the Company will endeavor to cause such Shares to be distributed to you as soon as practicable after they become issuable, the Company will not be responsible for any delay in such distribution. Subject to certain exceptions, you will automatically be enrolled in dividend reinvestment with respect to these Shares unless and until you notify Morgan Stanley that you wish to receive your dividends in cash. For more information regarding your account, including information regarding Morgan Stanley’s fees and selling commissions, please consult the Morgan Stanley website at https://www.stockplanconnect.com.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933

Embecta Corp.

4

Additional Terms
1.Neither the Plan nor any Award granted to you under the Plan gives you any right to continued employment with the Company or any Company Affiliate, or shall interfere in any way with any right of the Company or any Company Affiliate to terminate your employment, and the terms of the Plan and the Awards granted under the Plan are subject to change by the Company, and you should not consider any Award as any indication of future action by the Company. The Company retains the right to terminate the Plan or to preclude your future participation in the Plan at any time, in its sole discretion.
2.Any Award issued under these terms and conditions is subject to any applicable Company policy regarding the recovery of compensation, as may be adopted by the Board or Committee from time to time.
3.By accepting any Award issued under the Plan, you agree, understand, and acknowledge that you shall be bound by, and shall abide by any restrictive covenants or similar obligations set forth in any agreement with the Company that applies to your Award under the Plan.
4.“Change in Control” shall have the meaning set forth in the Plan. If upon a Change in Control of the Company, your employment is terminated involuntarily without Cause (or you voluntarily resign for Good Reason) within two years of such Change in Control, all Awards held by you will become fully vested and exercisable, and any restrictions applicable to any Award held by you will automatically lapse. In such event, PSUs will vest at the greater of target and actual performance (as determined by the Committee as soon as practicable following such termination). In certain cases, the distribution of Shares to employees eligible for the Embecta Corp. Executive Severance and Change in Control Plan are subject to terms specified in that plan.
5.For purposes of these terms and conditions, notwithstanding the terms of the Plan, “Retirement” shall mean a Separation from Service (i) on or after your 60th birthday if you have completed, or are otherwise credited by the Company with, five years of continuous service at the Company or its Affiliates or (ii) on or after your 55th birthday if you have completed, or are otherwise credited by the Company with, ten years of continuous service at the Company or its Affiliates; provided that, in each case, you provide the Company with at least twelve months’ written notice of your Retirement (or such other shorter notice period as determined by the Chief Human Resources Officer of the Company or the applicable designee) and you continue to provide services to the Company until your Retirement.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933

Embecta Corp.

5

6.No fractional Shares will be issued in connection with any award. Any fractional Shares otherwise issuable under an Award will be rounded up to the nearest whole Share.
7.All Awards issued under the Plan are nontransferable, other than by will or the laws of descent and distribution. Any Shares issued pursuant to an Award will only be transferable in accordance with applicable law and Company policies.
8.An Award does not represent an equity interest in the Company. You will not have any rights of a shareholder of the Company with respect to any Award until Shares have been delivered to you pursuant to the Award.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933

Embecta Corp.

6